SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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World Wrestling Entertainment, Inc.

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1241 East Main Street
Stamford, Connecticut 06902

To our Stockholders:	July 31, 2003

     We are pleased to invite you to attend the 2003 Annual Meeting of Stockholders of World Wrestling Entertainment, Inc., which will be held at 10:00 a.m. local time, on September 19, 2003, at the Westin Hotel, Stamford, Connecticut. The business to be conducted is described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

     Your vote is important. Whether or not you expect to attend, your shares should be represented. Therefore, we urge you to vote. We invite you to utilize the convenience of Internet voting at the site indicated on the enclosed proxy card. While at that site you will be able to enroll in our electronic delivery program, which will insure that you will receive future mailings relating to annual meetings as quickly as possible and will help us to save costs and conserve resources. Alternatively, you can vote by telephone or complete, sign, date and promptly return the enclosed proxy. If you attend the meeting and wish to vote in person, you will have the opportunity to do so, even if you have already voted.

     On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our Company.

Sincerely, Linda E. McMahon Chief Executive Officer

PLEASE NOTE THAT THIS WILL BE A BUSINESS MEETING ONLY AND NOT AN ENTERTAINMENT EVENT. NO SUPERSTARS WILL BE IN ATTENDANCE AT THE MEETING. The meeting will be limited to stockholders as of the record date (or their authorized representatives) having evidence of their stock ownership. If you plan to attend the meeting, please obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement or copy of your stock certificate, to World Wrestling Entertainment, Inc., 1241 E. Main Street, Stamford, CT 06902, Attention Investor Relations. If you do not obtain an admission ticket, you must show proof of your ownership at the registration tables at the door. Registration will begin at 9:00 a.m. and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

WORLD WRESTLING ENTERTAINMENT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held September 19, 2003

To the Stockholders of World Wrestling Entertainment, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of World Wrestling Entertainment, Inc., a Delaware corporation, will be held in the Grand Ballroom of the Westin Hotel, One First Stamford Place, Stamford, Connecticut 06902, on September 19, 2003, at 10:00 a.m. local time, for the following purposes, as described in the attached Proxy Statement:

1.	to elect seven Directors to serve for the ensuing year and until their successors are elected;
2.	to approve the Company’s Management Bonus Plan; and
3.	to ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending April 30, 2004.

     We have fixed the close of business on July 22, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS Edward L. Kaufman Executive Vice President, General Counsel and Secretary

Stamford, Connecticut
July 31, 2003

IMPORTANT
Whether or not you plan to attend the meeting in person, you are urged to vote via our convenient Internet voting, by phone or by signing and dating the enclosed proxy card and returning it promptly in the envelope provided so that your stock may be represented at the meeting.

PROXY STATEMENT
Annual Meeting of Stockholders
Friday, September 19, 2003

     The enclosed proxy is solicited on behalf of the Board of Directors of World Wrestling Entertainment, Inc. in connection with our Annual Meeting of Stockholders to be held on Friday, September 19, 2003, at 10:00 a.m. local time (the “Annual Meeting”), or any adjournment or postponement of this meeting. The Annual Meeting will be held in the Grand Ballroom of the Westin Hotel, One First Stamford Place, Stamford, CT 06902. We intend to mail this proxy statement and accompanying proxy card on or about July 31, 2003, to each stockholder entitled to vote at our Annual Meeting.

     We will pay all costs of this proxy solicitation. Directors or officers, or other employees of ours, may also solicit proxies in person or by mail, telephone or telecopy.

     Only holders of record of our Class A common stock and Class B common stock at the close of business on July 22, 2003, will be entitled to notice of and to vote at our Annual Meeting. At the close of business on the record date, 13,608,942 shares of Class A common stock and 54,780,207 shares of Class B common stock were outstanding and entitled to vote, with each Class A share entitled to one vote on all matters and each Class B share entitled to ten votes. We sometimes refer to Class A common stock and Class B common stock together as “Common Stock”.

     A majority of the outstanding shares of Common Stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Nominees for election to the Board are elected by plurality vote. A majority of the shares present and entitled to vote at the meeting is required to approve our bonus plan and to ratify the selection of Deloitte & Touche LLP as our independent auditors. Both abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes are not considered present and entitled to vote on any matter. Consequently, only abstentions will have the effect of a vote against Proposals 2 and 3. The Board of Directors recommends that you vote FOR each of our nominees, FOR approval of the bonus plan and FOR ratification of our independent auditors.

     If you vote via any of the following methods, you have the power to revoke your vote before the Annual Meeting or at the Annual Meeting. You may revoke a proxy by mailing us a letter which we receive prior to the Annual Meeting stating that the proxy is revoked, by signing a subsequent proxy presented at the Annual Meeting, or by attending our Annual Meeting and voting in person.

Vote by Internet:

     The Company strongly prefers that you utilize our convenient Internet voting system which you can access and use whether you live in the United States or elsewhere. The website for Internet voting is printed on your proxy card, which is enclosed. Internet voting is available 24 hours a day until 11:59 p.m. on September 18, 2003. You will be given the opportunity to confirm that your instructions have been properly recorded. While at the site you will be able to enroll in our electronic delivery program, which will insure that you will receive future mailings relating to annual meetings as quickly as possible and will help us to save costs and conserve resources. If you vote via the Internet, please do NOT return your proxy card.

Vote by Telephone:

     You can also vote your shares by calling the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. on September 18, 2003. The voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, please do NOT return your proxy card.

Vote by Mail:

     If you choose to vote by mail, please mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

PROPOSAL 1—ELECTION OF DIRECTORS

     Stockholders will elect seven Directors at our Annual Meeting, each to serve until the next Annual Meeting of Stockholders or a successor shall have been chosen and qualified. We intend to vote the shares of Common Stock represented by a proxy in favor of the seven nominees listed below, unless otherwise instructed in the Proxy. Each nominee is now a Director. We believe all nominees will be willing and able to serve on our Board. In the unlikely event that a nominee is unable or declines to serve, we will vote the shares for the remaining nominees and, if there is one, for another person duly nominated by our Board of Directors.

Directors

     All current Directors are nominees for election.

Director/Nominee	Age	Current Position with Company	Director Since

Vincent K. McMahon	57	Chairman of the Board	1980
Linda E. McMahon	54	Chief Executive Officer	1980
Philip B. Livingston	46	Chief Financial Officer	2003
Lowell P. Weicker, Jr	72	—	1999
David Kenin	61	—	1999
Joseph Perkins	68	Consultant	1999
Michael B. Solomon	56	—	2001

     Vincent K. McMahon, co-founder of our Company, is Chairman of the Board of Directors and Chairman of the Executive Committee. Mr. McMahon and Linda McMahon are husband and wife.

     Linda E. McMahon, co-founder of our Company, has served as our Chief Executive Officer since May 1997, and was President from May 1993 through June 2000. She is a member of the Executive Committee.

     Lowell P. Weicker, Jr. is Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Weicker served as Governor of the State of Connecticut from 1991 to 1995. He served as a United States Senator representing the State of Connecticut from 1970 to 1988. Mr. Weicker also serves as a director of Compuware Corporation, HPSC, Inc., Phoenix Mutual Funds, Medallion Financial Corp. and UST Inc.

     David Kenin is Chairman of the Audit Committee and a member of the Compensation Committee. Since January 2002, Mr. Kenin has been Executive Vice President of Programming, Hallmark Channel. Mr. Kenin is the former President of CBS Sports. Until 1994, he was Executive Vice President of USA Networks and after that, he was the general partner of Kenin Partners, a consulting firm.

     Joseph Perkins was a pioneer in the television syndication of wrestling matches starting more than forty years ago. He is President of Communications Consultants, Inc.

     Michael B. Solomon is a member of the Audit and Compensation Committees. Mr. Solomon is Managing Principal of Gladwyne Partners, LLC, a private equity fund manager (“Gladwyne”). Prior to founding Gladwyne Partners in July 1998, Mr. Solomon was affiliated with Lazard Freres & Co. LLC. Mr. Solomon joined Lazard Freres in 1981 and became a Partner in 1983. In connection with a sale of certain shares of his stock as described in “Executive Compensation — Certain Relationships and Related Party Transactions”, Mr. McMahon agreed to vote his shares and the shares of The Vincent K. McMahon Irrevocable Trust to elect Mr. Solomon (or his successor designated by an affiliate of Gladwyne), as a Director.

     Philip B. Livingston joined the Company as Chief Financial Officer and Director in March 2003. He is a member of the Executive Committee. From 1999 to 2003 he was President and Chief Executive Officer of Financial Executives International (“FEI”), a professional association for senior financial executives. Prior to his service with FEI, he was Senior Vice President and Chief Financial Officer of Catalina Marketing Corporation from 1995 to 1998. He is a director and audit committee chairman for Cott Corporation and Insurance Auto Auctions Inc.

Other Executive Officers

     Each of the following executive officers will serve in such capacity until the next Annual Meeting of Stockholders or until their earlier termination or removal from office. No understandings or arrangements exist between the officers and any other person pursuant to which he or she was selected as an officer.

Name	Age	Position with Company	With Company Since

Edward S. Cohen	47	SVP, Event Booking & Live Events	1982
Kevin Dunn	43	EVP, Television Production	1986
Donna Goldsmith	43	SVP, Consumer Products	2000
Edward L. Kaufman	44	EVP, General Counsel & Secretary	1997
Shane B. McMahon	33	EVP, Global Media	1994
James W. Ross	51	EVP, Talent Relations	1993
James A. Rothschild	42	SVP, North American Sales	1994
Kurt Schneider	37	EVP, Marketing	2003
Frank G. Serpe	58	SVP, Finance & Chief Accounting Officer	1986

     Edward S. Cohen has served as SVP, Event Booking & Live Events, for nine years.

     Kevin Dunn has served as EVP, Television Production, since July 2003, and prior thereto was our Executive Producer for 11 years.

     Donna Goldsmith has served as SVP, Consumer Products, since July 2000. Prior thereto, Ms. Goldsmith was VP, Category Management, for the National Basketball Association for 10 years.

     Edward L. Kaufman has served as EVP, General Counsel and Secretary since July 2003; SVP and General Counsel since 1998; and VP and General Counsel since January 1997. He became the Company’s Secretary in May 2001.

     Shane B. McMahon has served as EVP, Global Media, since July 2003, and prior thereto was President, Digital Media, since 1998. Mr. McMahon is the son of Vincent and Linda McMahon.

     James W. Ross has served as EVP, Talent Relations, since July 2003, and prior thereto was SVP, Talent Relations, since 1997.

     James A. Rothschild has served as SVP, North American Sales, since 1997 and prior thereto was in senior positions with the Company since 1994.

     Kurt Schneider has served as EVP, Marketing, since February 2003. Prior thereto Mr. Schneider was CEO of Asimba, Inc. for two years and for three years before that he was VP, Marketing, at Fox Sports Net.

     Frank G. Serpe has served as SVP, Finance & Chief Accounting Officer, since 1998, and prior thereto he was in senior positions with the Company since 1986.

Committees of the Board of Directors

     The Board has standing Audit, Compensation and Executive Committees.

     The Audit Committee appoints, compensates, retains and oversees the Company’s independent auditors. The Audit Committee reviews with the independent auditors the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls, and monitors other corporate and financial policies. The Audit Committee would also resolve any disagreements between management and the auditors, if any were to arise. The Board of Directors has adopted a written charter for the Audit Committee, and is currently in the process of reviewing a new charter in light of recent regulations of the SEC and the New York Stock Exchange.

     The Compensation Committee approves compensation arrangements for senior management, approves and recommends to the Board of Directors the adoption of any compensation plans in which officers and Directors are eligible to participate, and grants options and other benefits under these plans.

     The Executive Committee has all of the powers of the Board of Directors (other than as prohibited under the Delaware General Corporation Law) in between meetings of the Board of Directors. The Executive Committee is required to report at any regular or special meeting of the Board of Directors any matters considered or acts taken by the Executive Committee since the prior meeting of the Board.

     Since Mr. McMahon owns a substantial majority of our voting stock, we have decided not to have a nominating committee or other committee performing a similar function.

Meetings of the Board and Committees

     During fiscal 2003, there were eight meetings of the Board of Directors, nine meetings of the Audit Committee and two meetings of the Compensation Committee and no formal meeting of the Executive Committee. All Directors attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served.

Directors’ Compensation

     Each non-employee Director receives an annual fee of $25,000 and a fee of $1,500 for each Board meeting that he attends ($500, in the case of telephonic meetings) and reimbursement of his related expenses. Non-employee Directors who chair committees receive an additional $2,500 per year. Directors who are employees of the Company receive no compensation for serving on either the Board or any committee.

EXECUTIVE COMPENSATION

     The following table sets forth the components of the total compensation earned during fiscal 2003, 2002 and 2001 by our Chairman of the Board, Chief Executive Officer and our three next most highly compensated executive officers. These people are referred to as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation Awards Securities Underlying Options/SARs (#)	All Other Compensation ($)

		Salary ($)	Bonus ($)

Vincent K. McMahon	2003	1,085,000	—	—	855,500	(1)
Chairman	2002	1,000,000	—	—	929,965	(1)
	2001	1,000,000	900,000	—	64,719	(1)

Linda E. McMahon	2003	750,000	—	—	5,500	(2)
Chief Executive Officer	2002	750,000	—	—	13,350	(2)
	2001	750,000	675,000	—	8,100	(2)

Kevin Dunn	2003	497,917	—	40,000	5,500	(3)
EVP, Television Production	2002	470,833	75,000	—	5,500	(3)
	2001	422,917	150,000	40,000	5,100	(3)

James W. Ross	2003	318,333	—	25,000	279,158	(4)
EVP, Talent Relations	2002	297,917	50,000	—	279,448	(4)
	2001	272,917	61,900	25,000	203,292	(4)

James A. Rothschild	2003	365,000	390,600	20,000	5,500	(3)
SVP, North American Sales	2002	365,000	389,090	—	5,500	(3)
	2001	347,917	420,000	20,000	5,100	(3)

(1)
Includes $850,000 of talent fees in each of fiscal years 2003 and 2002, and certain insurance and the employer matching contributions for our 401(k) plan. In respect of fiscal 2002 and 2001, includes payments made for housekeeping services which services were terminated effective May 1, 2002.

(2)	Consists of matching contributions to our 401(k) plan and, in respect of fiscal 2002 and 2001, talent fees.
(3)	Consists of matching contributions to our 401(k) plan.
(4)	Includes talent booking and announcer fees of $237,200, $191,750 and $196,250 in fiscal years 2003, 2002 and 2001, respectively. Also includes matching contributions to our 401(k) plan and royalties.

Employment Agreements

     We have employment agreements with each of Vincent K. McMahon and Linda E. McMahon. Mr. McMahon’s agreement is for a term of seven years, ending October 14, 2006, and Mrs. McMahon’s agreement is for a term of four years, originally ending October 14, 2003 and renewed pursuant to its terms until October 14, 2004. Mr. and Mrs. McMahon also have booking contracts that are coterminous with their employment agreements and, in the case of Mr. McMahon, his booking contract provides for guaranteed payments aggregating $850,000 per year. Each agreement will automatically extend for successive one-year periods unless either party gives notice of nonextension at least 12 months, but no more than 18 months, prior to the expiration date. Mr. McMahon’s employment agreement provides for him to be our Chairman at a base salary of $1.085 million per year. Mrs. McMahon’s employment agreement provides for her to be our Chief Executive Officer at a base salary of $750,000 per year. Mr. and Mrs. McMahon are each entitled to an annual bonus of up to 100% of base salary based upon the attainment of performance goals and to participate in our various employee benefit plans and programs. During the term of the employment agreements, the compensation package of each of Mr. and Mrs. McMahon will be reviewed no less frequently than annually by the Compensation Committee to determine whether or not it should be increased or enhanced in light of the executive’s duties, responsibilities and performance.

     Under the employment agreements with Mr. and Mrs. McMahon, in the event we terminate either executive’s employment other than for cause, death or disability, or if the executive terminates his or her employment for good reason, or if the executive terminates his or her employment for any reason within the 90-day period beginning six months after the occurrence of a change in control, we are obligated to pay to the executive compensation and benefits that are accrued but unpaid at the date of termination, plus a lump sum cash amount equal to the executive’s base salary and bonus for the greater of the balance of the contract term or two years and to continue his or her benefit plan participation for such period. If Mr. or Mrs. McMahon dies during the term of his or her agreement, we are obligated to pay to the executive’s estate compensation and benefits that are accrued but unpaid as of the date of the executive’s death, plus a lump sum amount equal to the executive’s base salary and bonus for two years. If we terminate Mr. or Mrs. McMahon’s employment for cause, if either executive resigns without good reason, or if either executive’s employment is terminated due the executive’s disability, we are obligated to pay the executive compensation and benefits accrued but unpaid as of the date of termination. If either Mr. or Mrs. McMahon becomes subject to any change in control excise taxes, we will be obligated to provide such executive a “gross-up” bonus sufficient, on an after-tax basis, to cover any such excise taxes. The employment agreements also contain confidentiality covenants and covenants that, among other things, prohibit each executive from competing with us in professional wrestling and our other core businesses during employment and for one year after termination, unless the termination follows a change in control.

     We have an employment agreement with Jim Ross for a term of ten (10) years ending October 29, 2006. Under the Agreement, Mr. Ross originally received a salary of $200,000, which has increased over time to $330,000. Mr. Ross is eligible to participate in the pool of fees paid by the Company to talent for live events. Mr. Ross is also eligible for royalties relating to products bearing his name and/or likeness. If the Company were to terminate Mr. Ross’s employment without cause, he would be entitled to one year’s continued salary.

Stock Options

     The following tables provide information relating to options granted to the named executive officers during fiscal 2003 and the value of options owned by the named executive officers and aggregate securities underlying equity compensation plans at April 30, 2003.

Option/SAR Grants in Last Fiscal Year

Individual Grants (1)					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term

Name	Shares Underlying Options Granted (#)	Percentage of Options Granted to Employees (%)	Exercise Price ($)	Expiration Date	5% ($)	10% ($)

Kevin Dunn	40,000	3.6	13.45	6/5/12	53,600	404,000
James W. Ross	25,000	2.0	13.45	6/5/12	33,500	252,000
James A. Rothschild	20,000	1.8	13.45	6/5/12	26,800	202,000

(1)	Each of the option grants vest in equal amounts on the first four anniversaries of the grant date.

Fiscal 2003 Year-End Option Values

Name	Exercisable/ Unexerciseable	Value of Exercisable/Unexerciseable Options at Fiscal Year End ($) (1)

Kevin Dunn	160,000/60,000	0/0
James W. Ross	87,500/62,500	0/0
James A. Rothschild	98,000/52,000	0/0

(1)	The closing price of a share of Class A common stock on April 30, 2003 was $9.08.

Equity Compensation Plan Information

Plan Category	Number of shares of Class A common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans
approved by security holders	6,964,450	$15.89	2,822,350
Equity compensation plans not
approved by security holders	None	N/A	None

Total	6,964,450	$15.89	2,822,350

     On June 13, 2003, we granted 792,500 options at an exercise price of $9.60 and granted 178,000 restricted stock units at an average price per share of $9.60. Such issuances were granted under our 1999 Long-term Incentive Plan which was approved by our stockholders.

Certain Relationships and Related Party Transactions

     Until April 2003, Mr. McMahon was the sole stockholder of Shane Productions, Inc., an affiliated company which is not included in our consolidated financial statements and which holds a 21% partnership interest in Titan/Shane Partnership, an entity in which we hold a 79% interest, which owned one older film that no longer generates significant revenues. Mr. McMahon is also the sole stockholder of Shane Distribution Co., an affiliated company which is not included in our consolidated financial statements, which had distribution rights to Titan/Shane Partnership’s film. During fiscal 2003, Titan/Shane Partnership distributed all of its cash in the above percentages to Mr. McMahon and us, resulting in a payment to Mr. McMahon of $61,000. Thereafter, Mr. McMahon transferred his ownership in Shane Productions, Inc. to us, and that corporation and Shane Distribution Co. were dissolved. As a result, there will be no such related party transactions during fiscal 2004.

     We have a tax indemnification agreement with Mr. McMahon which provides for, among other things, the indemnification of us by Mr. McMahon for any federal and state income taxes, including interest and penalties, that we incur if, for any reason, we are deemed to be a Subchapter C corporation during any period for which we reported our taxable income as a Subchapter S corporation, or if an adjustment to one or more of our tax returns for a C taxable year results in a net increase in our taxable income in a C taxable year and a net decrease in our taxable income in an S taxable year. We are required to indemnify Mr. McMahon for any federal and state income taxes, including interest and penalties, that Mr. McMahon or a trust he established may incur if an adjustment to one or more of our tax returns for an S taxable year results in a net increase in our taxable income in an S taxable year and a net decrease in our taxable income in a C taxable year.

     During fiscal 2001, we were a party to a venture with a subsidiary of National Broadcasting Company, Inc. (“NBC”) that, prior to the league’s cessation of business in April 2001, owned, funded and operated a professional football league, the XFL. As part of the overall television coverage of the XFL, NBC broadcasted XFL regular season and championship games. In June 2000, a subsidiary of NBC purchased approximately 2.3 million shares of our Class A common stock at a price of $13.00 per share and entered into a registration rights agreement with us. Under this agreement, among other things, we registered the shares under the Securities Act of 1933 (the “Securities Act”) and were required to maintain the effectiveness of the registration until it was no longer required. We were obligated to pay all expenses incident to the registration, offering and sale of the shares, other than underwriting commissions, and to indemnify the stockholder against certain civil liabilities, including liabilities under the Securities Act. In May 2002, we repurchased these shares for a price of $12.00 per share and the registration rights agreement was terminated.

     In April 2000, we entered into a strategic alliance with Viacom Inc. under which Viacom exclusively airs our programming domestically. In July 2000, Viacom purchased approximately 2.3 million shares of our Class A common stock and entered into a registration rights agreement with us which is, in substance, identical to the registration rights arrangements we had with NBC prior to their termination as described above. The exclusive broadcast agreement with Viacom, with respect to our UPN programming SmackDown! runs until Fall 2004 with UPN having two successive one year options thereafter; and with respect to our other programming including Raw on Spike TV, the broadcast agreement runs until Fall 2005. In June 2003, we repurchased all shares (approximately 2.0 million shares) of our Class A common stock owned by Viacom for approximately $19.3 million.

     In August 2001, the Vincent K. McMahon Irrevocable Trust sold to Invemed Catalyst Fund, L.P. (“Invemed”) an aggregate of 1,886,793 shares of Common Stock and in connection with such sale, we entered into a registration rights agreement under which we registered all shares held by Invemed, will maintain such effectiveness until no longer needed and will pay certain expenses incident to the registration, excluding underwriting commissions, and will indemnify the stockholder against certain civil liabilities, including liabilities under the Securities Act.

     Joseph Perkins, through his wholly-owned consulting company, Communications Consultants, Inc., provides us television syndicate consulting services. For these services, Mr. Perkins received $275,000 during fiscal 2003, and will receive $250,000 in fiscal 2004.

REPORT AND PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act of 1934 that might incorporate future filings, in whole or in part, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2003 and the Company’s currently effective Registration Statements on Forms S-3 and S-8, the following Report and Performance Graph, and the Audit Committee Report set forth under Proposal 3—Ratification of Selection of Independent Auditors, shall not be incorporated by reference into any such filings.

Report of the Compensation Committee on Executive Compensation

     The primary goal of our compensation program is to enable us to attract, retain and reward executive officers and other key employees. As an entertainment company, the talents of our creative and performing personnel are integral to our success and, by extension, the return on investment of our stockholders. Mr. McMahon, our Chairman, plays a unique role in that he heads the team which, among other functions, develops story lines, characters, live events and televised programming. In addition, Mr. McMahon and Linda McMahon, our Chief Executive Officer, are performers in our live and televised events. We believe that we will have a continuing need for talent and managerial skills at the highest level.

     Employment agreements were entered into with Mr. and Mrs. McMahon in connection with the initial public offering and the conversion of the Company from a Subchapter S corporation to a Subchapter C corporation prior to the formation of the Committee. These agreements recognize the importance of incentive compensation by providing that one-half of the executive’s pay is a bonus based on performance goals and objectives. In early 2001, the Committee recognized the continued importance of Mr. McMahon’s performances in the Company’s television programming and live events by agreeing to payments aggregating $850,000 annually under his booking contract. The Committee believes that the agreements with Mr. and Mrs. McMahon are consistent with the goal of our compensation program and are appropriate as to amount and mix of compensation, maintaining a high level of incentive compensation. We believe that future compensation will be paid under these agreements, and in this regard in accordance with its terms, the agreement with Mrs. McMahon has renewed for an additional year, or until October 2004. Compensation payable beyond what is called for by the agreements will be made by the Committee only when we deem it appropriate because of demonstrable changes in the Company’s or an individual’s performance.

     In light of our performance during fiscal 2003, it was decided that no incentive compensation would be paid to Mr. and Mrs. McMahon under their employment agreements in respect of fiscal 2003.

     The Compensation Committee reviews the compensation of all executive officers of the Company. In this regard, incentive compensation in the form of bonuses generally was not paid in respect of fiscal 2003 in light of the Company’s performance. Subsequent to the end of the fiscal year, the Compensation Committee retained an independent compensation consultant and formulated the Management Bonus Plan being submitted for stockholder approval under Proposal 2 of this Proxy Statement. Further, we granted to approximately 90 employees an aggregate of 792,500 options and 178,000 restricted stock units. Executive officer salary increases averaged 2.6 percent. We believe generally that salary levels are adequate and that stock options, restricted stock and a bonus plan tied to the Company’s performance further our goal of aligning management’s interests with those of stockholders.

The Compensation Committee Lowell P. Weicker, Jr., Chairman David Kenin Michael B. Solomon

Performance Graph

     Set forth below is a line graph comparing, for the period commencing October 19, 1999 (the date our Class A common stock began trading) and ending April 30, 2003, the cumulative total return on our Class A common stock compared to the cumulative total return of the Russell 2000 Index and the S&P Movies and Entertainment Index, a published industry index. The graph assumes the investment of $100 at the opening of trading on October 19, 1999 in our Class A common stock, the Russell 2000 Index and the S&P Movies and Entertainment Index and the reinvestment of all dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of July 15, 2003 by (1) each stockholder known by us to be the beneficial owner of more than five percent of either Class A common stock or Class B common stock; (2) each of the Directors and named executive officers; and (3) the Directors and executive officers as a group. Unless otherwise indicated, the address of each stockholder listed in the table below is 1241 East Main Street, Stamford, Connecticut 06902.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class

Class B (1)	Vincent K. McMahon (2)	54,213,537		99.0%
Class A	Invemed Catalyst Fund, L.P. (3)	2,582,773		19.0%
	375 Park Avenue
	New York, NY 10152
Class A	Capital Group International, Inc. (4)	1,523,420		11.2%
	Capital Guardian Trust Company
	11100 Santa Monica Blvd.
	Los Angeles, CA 90025
Class A	Citigroup Inc. (5)	1,149,560		8.4%
	399 Park Avenue
	New York, New York 10043
Class A	Artisan Investment Corporation (6)	899,300		6.6%
	1000 North Water Street #1770
	Milwaukee, WI 53202
Class A	Mario J. Gabelli and Marc J. Gabelli (7)	822,800		6.0%
	One Corporate Center
	Rye, New York 10580
Class B (1)	Linda E. McMahon	566,770	(8)	1.0%
Class A	Kevin Dunn	170,000	(9)	1.2%
Class A	James W. Ross	93,750	(9)	*
Class A	James A. Rothschild	106,530	(9)	*
Class A	Philip B. Livingston	25,000		*
Class A	David Kenin	28,750	(10)	*
Class A	Joseph Perkins	28,750	(10)	*
Class A	Michael B. Solomon	32,500	(11)	*
Class A	Lowell P. Weicker, Jr.	30,750	(10)	*
Class A and Class B (12)	All Executive Officers and Directors as a	55,755,519	(13)	80.5%
	Group (16 persons)

*	Less than one percent.
(1)
Class B common stock is fully convertible into Class A common stock, on a one-for-one basis, at any time at the option of the holder. The two classes are entitled to equal per share dividends and distributions and vote together as a class with each share of Class B entitled to ten votes and each share of Class A entitled to one vote, except when separate class voting is required by applicable law. If, at any time any shares of Class B common stock are beneficially owned by any person other than Vincent McMahon, Linda McMahon, any descendant of either of them, any entity which is wholly owned and is controlled by any combination of such persons or any trust, all the beneficiaries of which are any combination of such persons, each of those shares will automatically convert into shares of Class A common stock. Assuming hypothetically that all shares of Class B were converted into Class A, the only five percent stockholder would be Mr. McMahon, individually and as trustee of The Vincent K. McMahon Irrevocable Trust, who in these capacities would have the right to vote and dispose of 79.3 percent of the Class A common stock.

(2)
Includes 7,066,644 shares of Class B common stock owned by The Vincent K. McMahon Irrevocable Trust, for which Mr. McMahon acts as trustee with right to vote and dispose of the shares. Excludes 566,670 shares of Class B common stock and 100 Shares of Class A common stock owned by Linda McMahon, set forth in the table opposite her name.

(3)
The general partner of Invemed Catalyst Fund, L.P. (the “Fund”) is Invemed Catalyst GenPar, LLC, a Delaware limited liability company (“Catalyst GenPar”). The managing members of Catalyst GenPar are Gladwyne Catalyst GenPar, LLC, a Delaware limited liability company (“Gladwyne GenPar”), and Invemed Securities, Inc., a New York corporation (“Invemed”). The business address of Gladwyne GenPar is 600 The Times Building, Ardmore, PA 19003. The members of Gladwyne GenPar are Michael B. Solomon, a United States citizen (“Solomon”), Philip P. Young, a United States citizen (“Young”), Suzanne M. Present, an Australian citizen (“Present”), Robert B. Friedman, a United States citizen (“Friedman”), and Kathryn Casoria, a United States citizen (“Casoria”). The ultimate controlling stockholder of Invemed is Kenneth G. Langone (“Langone”). The Fund has the sole power to vote and dispose of the 2,582,773 shares of Class A common stock owned by the Fund. Catalyst GenPar, as the general partner of the Fund, has the sole power to vote and dispose of the 2,582,773 shares of Class A common stock owned by the Fund. Each of Gladwyne GenPar and Invemed, as managing members of Catalyst GenPar, may be deemed to have shared voting and dispositive power of such securities. Each of Gladwyne GenPar, Invemed, Solomon, Young, Present, Friedman, Casoria and Langone disclaim beneficial ownership of such securities for all other purposes.

(4)
The amount shown is derived from Amendment No. 4 to a Schedule 13G, dated February 10, 2003. Capital Group International, Inc., is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities. The investment management companies include a bank and several investment advisers.

(5)
The amount shown is derived from Amendment No. 3 to a Schedule 13G, dated February 6, 2003. Citigroup Inc. is the parent company of investment advisers that hold shared dispositive and voting power over the securities.

(6)
The amount shown is derived from a Schedule 13G, dated January 31, 2003, jointly filed on behalf of Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investment Corporation (“Artisan Corp.”), Andrew A. Ziegler and Carlene Murphy Ziegler. Artisan Corp. is the general partner of Artisan Partners, an investor adviser having shared voting and dispositive power over the shares. Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Corp.

(7)
The amount shown is derived from a Schedule 13D, dated July 2, 2001. The shares are beneficially owned by Mario J. Gabelli and Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one of them acts as chief investment officer.

(8)
Excludes 47,146,893 shares of Class B common stock owned by Vincent McMahon and 7,066,644 shares of Class B common stock owned by The Vincent K. McMahon Irrevocable Trust, set forth in the table opposite Mr. McMahon’s name. Includes 100 shares of Class A common stock owned by Mrs. McMahon.

(9)
Includes shares of Class A common stock which currently may be purchased through the exercise of options and, in the case of Mr. Rothschild, 3,530 shares of Class A common stock purchased through the Company’s Employee Stock Purchase Plan.

(10)	Includes shares of Class A common stock which currently may be purchased through the exercise of options, and, in the case of Governor Weicker, 2,000 shares owned directly by him.
(11)
Excludes 2,582,773 shares reported in the table as beneficially owned by the Fund. Mr. Solomon is the managing member of Gladwyne GenPar. As such, Mr. Solomon may be deemed to own the securities held by the Fund. Mr. Solomon disclaims beneficial ownership of such securities in excess of his pecuniary interest therein.

(12)	Assumes hypothetically that all shares of Class B common stock have been converted into Class A common stock.
(13)
Includes numbers for officers and directors named in the table and an aggregate of 457,900 currently exercisable options held by other executive officers of the Company and 1,282 shares held by such executive officers through the Company’s Employee Stock Purchase Plan.

PROPOSAL 2—APPROVAL OF THE COMPANY’S MANAGEMENT BONUS PLAN

     Section 162(m) of the Internal Revenue Code limits the tax deduction available to a public company for compensation paid to certain executive officers, unless the compensation qualifies as “performance based.” The Board of Directors believes that in light of Section162(m), it is desirable to adopt an incentive bonus plan to provide for objective performance goals, and to submit the plan for stockholder approval. This will enable the bonuses of designated executives to qualify as “performance based” compensation for purposes of Section 162(m), and thereby continue to be deductible by the Company without regard to the deduction limit otherwise imposed by that Section.

     The Board of Directors has adopted the Management Bonus Plan (the “Plan”) and is submitting the Plan to the stockholders for approval. The Plan was filed as Exhibit 10.8 to our Annual Report on Form 10-K for the fiscal year ended April 30, 2003. If approved by stockholders, the Plan will become effective as of May 1, 2003.

     Purpose.  The purpose of the Plan is to increase incentives for employees to attain and maintain high standards of performance, to attract and retain employees of outstanding competence and ability, to stimulate the active interest of employees in the development and financial success of the Company, to further align the interests of employees with those of the stockholders and to reward employees when certain objectives are achieved.

     Administration.  The Compensation Committee has been designated to administer the Plan. The Compensation Committee will interpret the Plan, prescribe, amend, and rescind rules relating to it, select eligible participants, and take all other actions necessary for its administration, which actions will be final and binding upon all participants.

     Selection of Participants.  For each fiscal year, the Compensation Committee will determine in writing the participants who will be eligible to receive a bonus under the Plan for such period. Only key management employees of the Company (those at director level, or equivalent, or higher) are eligible to participate in the Plan (approximately 89 individuals as of July 15, 2003). The Compensation Committee will make its determination of participants prior to the commencement of the fiscal year, or at such other time as permitted by Section 162(m) of the Code.

     Performance Objectives.  For each fiscal year, the Compensation Committee will establish the applicable performance objectives in writing at such time as is permitted by Section 162(m) of the Code. The performance objectives selected shall be relative or absolute measures of any one or more of the Business Criteria described below. The performance objectives will, subject to the required certification described below, state an objective method for computing the amount of bonus payable to the participant upon attainment of the performance objectives. The formula will set the target level of performance required for the performance objectives to be attained.

     Business Criteria.  The Business Criteria for purposes of the Plan are specified levels of one or more of Net Revenues, Operating Income, Income from Continuing Operations, Net Income, Earnings Per Common Share (diluted), Cash Flow, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Return on Capital, Return on Equity, Return on Assets, Return on Investment, Change in Stock Price and Total Shareholder Return.

     The above terms shall have the same meaning as in the Company’s consolidated financial statements, or if the terms are not used in the Company’s consolidated financial statements, as applied pursuant to generally accepted accounting principles, or as used in the Company’s business, as applicable. As determined by the Committee, the Business Criteria shall be applied (i) in absolute terms or relative to one or more other companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole.

     Bonus Certification.  The Compensation Committee will certify in writing prior to payment of the bonus that the Performance Objective has been attained and the bonus is payable. With respect to Compensation Committee certification, approved minutes of the meeting in which the certification is made will be treated as written certification.

     Maximum Bonus Payable.  The maximum bonus payable under the Plan to any named executive for any fiscal year is four percent of the Company’s consolidated EBITDA for such year; to any other participant is three percent of such EBITDA; and for all participants the aggregate maximum bonus is twenty percent of such EBITDA.

     Discretion to Reduce Rewards.  The Compensation Committee, in its sole and absolute discretion, may reduce the amount of any bonus award otherwise payable to a participant.

     Active Employment Requirement.  A bonus will be paid for a fiscal year only to a participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the fiscal year and who is employed by the Company on the date the bonus is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Code and regulations thereunder, the Compensation Committee may in its sole discretion grant a bonus for the fiscal year to a participant who is first employed at, or who is promoted to, a position eligible to become a participant under the Plan during the fiscal year, or whose employment is terminated during the fiscal year because of the participant’s retirement, death, or because of disability as defined in Section 22(e)(3) of the Code. In such cases of partial active employment, a pro rata bonus may be paid for the fiscal year.

     Payment of Bonuses.  Bonuses will be paid to participants for a fiscal year in lump sum cash payments as soon as administratively practicable after the fiscal year and after the Compensation Committee certifies that the bonuses are payable.

     Stockholder Approval.  No bonus will be payable under the Plan unless the Plan is approved by the stockholders in accordance with Section 162(m) of the Code and regulations thereunder.

     Non-Exclusive Arrangement.  The adoption and operation of the Plan will not preclude the Company from providing other incentive compensation arrangements for Plan participants or other service providers.

     Amendment and Termination of the Plan.  The Compensation Committee may amend or terminate the Plan at any time, except that no amendment or termination shall be made which would impair the rights of any participant to a bonus which would be payable were the participant to terminate employment on the effective date of such amendment or termination, unless the participant consents to such amendment or termination. The Plan will automatically terminate on the fifth anniversary of the effective date unless sooner terminated by action of the Committee.

     The following table sets forth the amounts that would be paid under the Plan for fiscal year 2004, based on the assumptions that each employee’s base salary for fiscal year 2004 will equal his or her annual rate of base salary as in effect on July 15, 2003 and that all performance objectives are attained at the maximum level for such year:

Name And Principal Position	Dollar Value ($)

Vincent K. McMahon, Chairman of the Board	1,085,000
Linda E. McMahon, Chief Executive Officer	750,000
Kevin Dunn, EVP, Television Production	260,000
James W. Ross, EVP, Talent Relations	165,000
James A. Rothschild, SVP, North American Sales	411,400
All executive officers as a group	3,652,100
All non-executive directors as a group	N/A
All non-executive officer employees as a group	3,451,860

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has recommended that the stockholders ratify its appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending April 30, 2004. Deloitte & Touche LLP has audited our consolidated financial statements since 1984. We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions.

Independent Auditors Fees

     The aggregate fees related to work performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates including Deloitte Consulting (collectively, “Deloitte & Touche”) in respect of fiscal 2003 relating to (1) auditing the Company’s annual consolidated financial statements and performing reviews of the consolidated financial statements included in our Form 10-Q for each of the first three quarters in such fiscal year, (2) providing financial information systems design and implementation services, all of which services were terminated in December 2002, and (3) all other services rendered, were as follows:

		Fiscal 2003

(1)	Audit Fees	$536,600

(2)	Financial Information Systems Design and Implementation Fees	572,539

(3)	All Other Fees	2,347,530

	Total	$3,456,669

     The principal components of “All Other Fees” are fees billed by Deloitte & Touche for services in fiscal 2003 related primarily to tax matters and also includes Sarbanes-Oxley matters, audit committee and benefit plan matters.

     The Audit Committee has determined that the services provided by Deloitte & Touche to the Company that were not related to its audit of the Company’s consolidated financial statements were at all relevant times compatible with that firm’s independence.

Audit Committee Report

     The Audit Committee of the Board of Directors consists of three outside directors. Members of the Audit Committee are independent (as independence is defined in Section 303.01 (B)(2)(a) and (3) of the New York Stock Exchange’s listing standards).

     The Audit Committee met with the independent auditors and management to assure that all were carrying out their respective responsibilities. The Audit Committee reviewed the performance and fees of the independent auditors prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles and the clarity of its disclosure.

     We have reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements of the Company for fiscal 2003. We also have discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

     In addition, we discussed with Deloitte & Touche LLP its independence from the Company and its management, and have received the written disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

     On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee David Kenin, Chairman Lowell P. Weicker, Jr. Michael B. Solomon

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Stockholder proposals for consideration at the 2004 Annual Meeting must be received at the Company’s principal executive offices at 1241 East Main Street, Stamford, CT 06902 on or before April 2, 2004. Under our By-laws, any stockholder proposal received after that date will be considered timely for purposes of the 2004 Annual Meeting only if the stockholder provides our Secretary notice of the proposal not earlier than June 21, 2004, and not later than July 21, 2004; provided, that if the 2004 Annual Meeting is held on or before September 4, 2004, our Secretary must receive a stockholder’s notice no later than the close of business on the fifth business day following the day on which we make a public announcement of the meeting date.

OTHER MATTERS

     The Board of Directors knows of no other matters to present at the Annual Meeting. If any other matter is properly brought before the meeting, the persons named as proxies will exercise their discretionary authority to vote on such matters in accordance with their best judgment. A copy of the 2003 Annual Report is being sent to stockholders with this Proxy Statement. Our Form 10-K for the fiscal year ended April 30, 2003 is available on our website at corporate.wwe.com. We will mail a copy of the 2003 Form 10-K to each record and beneficial owner of our securities without charge upon written request to us at 1241 East Main Street, Stamford, CT 06902; Attention: Investor Relations. As described further in a separate letter being included with this Proxy Statement, registered stockholders sharing an address will in the future be able to receive a single copy of annual reports and proxy statements if they are currently receiving multiple copies of such materials. Such “householding” is already in effect for beneficial stockholders (i.e. those holding their shares through a broker), and as a result they are not receiving the separate explanatory letter with this Proxy Statement. To save costs and paper further, electronic delivery of stockholder materials is available. To register for electronic delivery in lieu of future mailings, you can go to proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS, Edward L. Kaufman Executive Vice President, General Counsel and Secretary

This Proxy Statement contains certain trademarks and tradenames of World Wrestling Entertainment, Inc. and others.
All such trademarks and tradenames are the exclusive property of their respective holders.

APPENDIX A

WORLD WRESTLING ENTERTAINMENT, INC.
MANAGEMENT INCENTIVE BONUS PLAN

     1. Purpose. The World Wrestling Entertainment, Inc. Management Bonus Plan is intended to increase incentives for eligible executives to attain and maintain the highest standards of performance, to attract and retain key executives of outstanding competence and ability, to stimulate the active interest of key executives in the development and financial success of the Company, to further the identity of interests of employees with those of the Company’s stockholders generally and to reward executives when certain objectives are achieved.

     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

     (a) “Board” means the Board of Directors of the Company.

     (b) “Bonus” means an award payable under this Plan.

     (c) “Bonus Period” means the fiscal year beginning on or after the Effective Date with respect to which the Bonus is to be paid.

     (d) “Business Criteria” means the business criteria listed in Section 6 of this Plan.

     (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     (f) “Committee” means the Compensation Committee of the Board, which is the committee appointed by the Board to administer the Plan. The Committee shall be constituted at all times so as to meet the outside director requirements of Section 162(m) of the Code.

     (g) “Company” means World Wrestling Entertainment, Inc. and its subsidiaries.

     (h) “Effective Date” means May 1, 2003.

     (i) “Eligible Executives” means all the employees of the Company that are director level (or equivalent) and above.

     (j) “Participant” means, with respect to a Bonus Period, the Eligible Executives selected by the Committee to be eligible to receive a Bonus for such Bonus Period as provided in Section 5 of this Plan.

     (k) “Performance Objective” means the performance objective or objectives established pursuant to Section 5 of the Plan.

     (l) “Plan” means the World Wresting Entertainment, Inc. Management Incentive Bonus Plan, as it may be amended from time to time.

     3. Administration. The Committee shall interpret the Plan, prescribe, amend, and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration, which actions shall be final and binding upon all Participants.

     4. Compliance with Section 162(m). The Plan shall be administered to comply with Section 162(m) of the Code and regulations promulgated thereunder, and if any Plan provision is found not to be in compliance with Section 162(m) of the Code, the provision shall be deemed modified as necessary to meet the requirements of Section 162(m) of the Code.

     5. Selection of Participants and Performance Objective. Within 90 days after the commencement of each Bonus Period, or at such later time as permitted by Section 162(m) of the Code and regulations thereunder, the Committee shall determine in writing (i) the Participants who shall be eligible to receive a Bonus for such Bonus Period, (ii) the Performance Objective, which shall be a relative or absolute measure of any one or more of the Business Criteria, and (iii) the formula for computing the amount of Bonus payable to each Participant if the Performance Objective is achieved (such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code).

     6. Business Criteria. The Business Criteria will include specified levels of one or more of the following:

Net Revenues	Return on Capital
Operating Income	Return on Equity
Income from Continuing Operations	Return on Assets
Net Income	Return on Investment
Earnings per Common Share (diluted)	Change in Stock price
Cash Flow	Total Stockholder Return
EBITDA

The above terms shall have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the Company’s business, as applicable. As determined by the Committee, the Business Criteria shall be applied (i) in absolute terms or relative to one or more other companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole.

     7. Bonus Certification. The Committee shall certify in writing prior to payment of the Bonus that the Performance Objective has been attained and the Bonus is

2

payable. With respect to Committee certification, approved minutes of the meeting in which the certification is made shall be treated as written certification.

     8. Maximum Bonus Payable. The maximum Bonus payable under this Plan in respect for any one fiscal year to the Chairman of the Board, the Chief Executive Officer or any other executive officer named in the Company’s proxy statement shall be four percent (4%) of the EBITDA of the Company and its subsidiaries on a consolidated basis (“EBITDA”); the maximum Bonus payable under this plan in respect of any fiscal year to any other Participant shall be three percent (3%) of EBITDA; and the maximum aggregate Bonuses paid to all Participants in respect of any fiscal year shall be twenty percent (20%) of EBITDA.

     9. Discretion to Reduce Awards. The Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a Participant.

     10. Active Employment Requirement. Except as provided below, a Bonus shall be paid for a Bonus Period only to a Participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the Bonus Period and who is employed by the Company on the date the Bonus is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Code and regulations thereunder, the Committee may in its sole discretion grant a Bonus for the Bonus Period to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Plan during the Bonus Period, or whose employment is terminated during the Bonus Period because of the Participant’s retirement, death, or because of disability as defined in Section 22(e)(3) of the Code. In such cases of active employment for part of a Bonus Period, a pro rata Bonus may be paid for the Bonus Period.

     11. Payment of Bonus. A Bonus shall be paid to the Participant for the Bonus Period as provided in this Plan. The Company shall pay the Bonus to the Participant in a single cash payment as soon as administratively practicable after the Bonus Period and after the Committee certifies that the Bonus is payable as provided in Section 7. In the event of the Participant’s incompetency, the Company in its sole discretion may pay any Bonus to the Participant’s guardian or directly to the Participant. In the event of the Participant’s death, any Bonus shall be paid to the Participant’s spouse or, if there is no surviving spouse, the Participant’s estate. Payments under this Section shall operate as a complete discharge of the Committee and the Company. The Company shall deduct from any Bonus paid under the Plan the amount of any taxes required to be withheld by the federal or any state or local government.

     12. Stockholder Approval. No Bonus shall be payable under this Plan unless the Plan is disclosed to and approved by the stockholders of the Company in accordance with Section 162(m) of the Code and regulations thereunder.

     13. Limitation of Rights. Nothing in this Plan shall be construed to (a) give any employee of the Company any right to be awarded any Bonus other than that set forth

3

herein, as determined by the Committee; (b) give a Participant any rights whatsoever with respect to shares of common stock of the Company; (c) limit in any way the right of the Company to terminate an employee’s employment with the Company at any time; (d) give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company; or (e) be evidence of any agreement or understanding, express or implied, that the Company will employ an employee in any particular position or at any particular rate of remuneration.

     14. Non-Exclusive Arrangement. The adoption and operation of the Plan shall not preclude the Board or the Committee from approving other incentive or compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

     15. Nonassignment. Subject to Section 11 hereof, the right of a Participant to the payment of any Bonus under the Plan may not be assigned, transferred, pledged, or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

     16. Amendment or Termination of the Plan. The Committee may amend or terminate the Plan at any time, except that no amendment or termination shall be made that would impair the rights of any Participant to a Bonus that would be payable were the Participant to terminate employment on the effective date of such amendment or termination, unless the Participant consents to such amendment or termination. Unless sooner terminated by action of the Committee, the Plan shall automatically terminate on April 30, 2008, although all bonuses payable in respect of the fiscal year then ending shall be paid as promptly thereafter as practicable notwithstanding the termination hereof.

     17. Governing Law. The Plan shall be governed by the laws of the State of Connecticut other than the conflict of laws provisions thereof.

4

PROXY/VOTING INSTRUCTION CARD
WORLD WRESTLING ENTERTAINMENT, INC.

ANNUAL MEETING TO BE HELD ON SEPTEMBER 19, 2003 AT 10:00 A.M. EDT
FOR HOLDERS AS OF 7/22/03

This proxy is solicited on behalf of the Board of Directors

By signing this card, I (we) hereby authorize PHILIP B. LIVINGSTON and EDWARD L. KAUFMAN, or either of them each with full power to appoint his substitute, to vote as Proxy for me at the Annual Meeting of Stockholders of World Wrestling Entertainment, Inc. to be held at the Grand Ballroom of the Westin Hotel, One First Stamford Place, Stamford, Connecticut on Friday, September 19, 2003 at 10:00 a.m. Eastern Daylight Time, or any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. By signing this card, I (we) instruct the proxies to vote as the Board of Directors recommends where I (we) do not specify a choice.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be dated and signed on the reverse side)

WORLD WRESTLING ENTERTAINMENT ATTN: INVESTOR RELATIONS 1241 EAST MAIN STREET STAMFORD, CT 06902

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to World Wrestling Entertainment, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
WWENT1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WORLD WRESTLING ENTERTAINMENT

Vote On Directors
1.	The Board of Directors recommends a vote for election of the following nominees:
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
	01) Vincent K. McMahon	05) Joseph Perkins
	02) Linda E. McMahon	06) Michael B. Solomon
	03) Lowell P. Weicker, Jr.	07) Philip B. Livingston	|_|	|_|	|_|
04) David Kenin

Vote On Proposals		For	Against	Abstain

2.	Approval of World Wrestling Entertainment, Inc. Management Bonus Plan.	|_|	|_|	|_|

3.	Ratification of Deloitte & Touche LLP as the Independent Auditors for World Wrestling Entertainment, Inc.	|_|	|_|	|_|

4.	Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

For address changes and/or comments, please check this box and write them on the back where indicated			|_|
	Yes	No
Please indicate if you plan to attend this meeting	|_|	|_|

HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household	|_|	|_|

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY/VOTING INSTRUCTION CARD
WORLD WRESTLING ENTERTAINMENT, INC.

ANNUAL MEETING TO BE HELD ON SEPTEMBER 19, 2003 AT 10:00 A.M. EDT
FOR HOLDERS AS OF 7/22/03

This proxy is solicited on behalf of the Board of Directors

By signing this card, I (we) hereby authorize PHILIP B. LIVINGSTON and EDWARD L. KAUFMAN, or either of them each with full power to appoint his substitute, to vote as Proxy for me at the Annual Meeting of Stockholders of World Wrestling Entertainment, Inc. to be held at the Grand Ballroom of the Westin Hotel, One First Stamford Place, Stamford, Connecticut on Friday, September 19, 2003 at 10:00 a.m. Eastern Daylight Time, or any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. By signing this card, I (we) instruct the proxies to vote as the Board of Directors recommends where I (we) do not specify a choice.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be dated and signed on the reverse side)

WORLD WRESTLING ENTERTAINMENT ATTN: INVESTOR RELATIONS 1241 EAST MAIN STREET STAMFORD, CT 06902

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to World Wrestling Entertainment, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
WWENT3 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WORLD WRESTLING ENTERTAINMENT

Vote On Directors
1.	The Board of Directors recommends a vote for election of the following nominees:
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
	01) Vincent K. McMahon	05) Joseph Perkins
	02) Linda E. McMahon	06) Michael B. Solomon
	03) Lowell P. Weicker, Jr.	07) Philip B. Livingston	|_|	|_|	|_|
04) David Kenin

Vote On Proposals		For	Against	Abstain

2.	Approval of World Wrestling Entertainment, Inc. Management Bonus Plan.	|_|	|_|	|_|

3.	Ratification of Deloitte & Touche LLP as the Independent Auditors for World Wrestling Entertainment, Inc.	|_|	|_|	|_|

4.	Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

For address changes and/or comments, please check this box and write them on the back where indicated			|_|
	Yes	No
Please indicate if you plan to attend this meeting	|_|	|_|

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date